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                                                                 EXHIBIT a(1)(c)

                                SECOND AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM GROWTH SERIES


         THIS SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM GROWTH SERIES (the "Amendment") is entered into the ____ day of ______________, 199__, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham, Arthur C. Patterson and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Growth Series, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").

         WHEREAS, the Trustees of the Trust desire to establish a new Class of shares of AIM Europe Growth Fund, AIM Japan Growth Fund, AIM New Pacific Growth Fund, AIM Mid Cap Equity Fund, AIM Small Cap Growth Fund and AIM Basic Value Fund, Portfolios of the Trust: the Class C Shares; and

         WHEREAS, Section 2.3 (b) and Section 2.3.1 of the Agreement permit the Trustees to establish such Classes and Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without Shareholder authorization or vote; and

         WHEREAS, at a meeting duly called and held on the 10th day of December, 1998, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A of the Agreement shall be deleted in its entirety and the following new Schedule A shall be substituted in lieu thereof:


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                                   "SCHEDULE A


         AIM Growth Series shall be divided into the following Portfolios and
Classes:

                  Class A, Class B, Class C and Advisor Class

                           AIM Europe Growth Fund
                           AIM Japan Growth Fund
                           AIM New Pacific Growth Fund
                           AIM Mid Cap Equity Fund
                           AIM Small Cap Growth Fund
                           AIM Basic Value Fund

                  Class A, Class B and Advisor Class

                           AIM International Growth Fund
                           AIM Worldwide Growth Fund

Date: ______________, 1998"


         3. With the exception of the amendment to Schedule A of the Agreement as set forth in paragraph 2 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.






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                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Amendment to Agreement and Declaration of Trust of AIM Growth Series as of the day and year first above written.



-----------------------------           ---------------------------------------
C. Derek Anderson, Trustee              Frank S. Bayley, Trustee


-----------------------------           --------------------------------------
Robert H. Graham, Trustee               Arthur C. Patterson, Trustee


-----------------------------
Ruth H. Quigley, Trustee




                         [THIS IS THE SIGNATURE PAGE FOR
            THE FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                              OF AIM GROWTH SERIES]